Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                In connection with the Report of CenterPoint Properties Trust (the “Company”) on Form 10-Q for the quarter ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John S. Gates, Jr., President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

                (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John S. Gates, Jr.	May , 2003
John S. Gates, Jr.
President and Chief Executive Officer

                In connection with the Report, I, Paul S. Fisher, Executive Vice President, Chief Financial Officer and Secretary of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

                (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Paul S. Fisher	May , 2003
Paul S. Fisher
Executive Vice President, Chief Financial Officer and Secretary